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                                                                      EXHIBIT 21


                                 VF CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, at December 30, 2000:


                      Name                                                   Jurisdiction of Organization
----------------------------------------------------                     --------------------------------------------
Bestform Inc.                                                            Delaware
Bulwark Protective Apparel, Ltd.                                         Canada
The H. D. Lee Company, Inc.                                              Delaware
H. H. Cutler Company                                                     Michigan
H.I.S. Sportswear AG (85% owned)                                         Germany
JanSport, Inc.                                                           Delaware
Jantzen Inc.                                                             Nevada
Les Dessous Boutique Diffusion S.A.                                      France
The North Face, Inc.                                                     Delaware
The North Face (Europe) Limited                                          United Kingdom
Vanity Fair, Inc.                                                        Delaware
Vanity Fair Intimates, Inc.                                              Alabama
Vives Vidal Vivesa, S.A.                                                 Spain
VF Chile S.A. (65% owned)                                                Chile
VF Diffusion, S.A.R.L.                                                   France
VF de Argentina S.A.                                                     Argentina
VF do Brasil Ltda.                                                       Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.                                 Turkey
VF Europe B.V.B.A.                                                       Belgium
VF Factory Outlet, Inc.                                                  Delaware
VF Germany Textil-Handels GmbH                                           Germany
VF Imagewear (East), Inc.                                                Virginia
VF Imagewear (West), Inc.                                                Delaware
VF Italia, S.r.l.                                                        Italy
VF (J) France, S.A.                                                      France
VF Jeanswear Limited Partnership                                         Delaware
VF Lingerie (France) S.A.                                                France
VF Northern Europe Ltd.                                                  United Kingdom
VF Playwear, Inc.                                                        Delaware
VF Polska Sp. zo.o.                                                      Poland
VF Scandinavia A/S                                                       Denmark
Wrangler Apparel Corp.                                                   Delaware
Wrangler Clothing Corp.                                                  Delaware


Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. Subsidiaries are 100% owned unless otherwise indicated.